Prospectus Supplement (Sales Report) No. 6 dated November 26, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 288651

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
288651	$3,000	$3,000	10.51%	1.00%	November 25, 2008	December 3, 2011	December 3, 2012	$200

                This series of Notes was issued upon closing and funding of member loan 288651. Member loan 288651 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Fontana Nutritional Center	Debt-to-income ratio:	16.08%
Length of employment:	9 years	Location:	Fontana, CA

Home town:	Fontana
Current & past employers:	Fontana Nutritional Center, Brigida Gamez
Education:	Chaffey College

This borrower member posted the following loan description, which has not been verified:

to consolidate some card with the APR to high

A credit bureau reported the following information about this borrower member on March 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,582.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain the 2 credit inquiries in the last 6 months? Thanks!	maybe when I apply for an American Express and a Capital One card that were offering very good rates for new customers for the first year. those are the only ones

Member Payment Dependent Notes Series 354798

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
354798	$8,000	$8,000	11.46%	1.00%	November 24, 2008	November 22, 2011	November 22, 2012	$2,825

                This series of Notes was issued upon closing and funding of member loan 354798. Member loan 354798 was requested on November 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Self employed	Debt-to-income ratio:	21.72%
Length of employment:	2 years	Location:	Myrtle Beach, SC

Home town:	Billerica
Current & past employers:	Self employed, Town of Billerica
Education:	University of New Hampshire-Main Campus (UNH)

This borrower member posted the following loan description, which has not been verified:

My husband and I own a fantastic neighborhood tavern in Conway, SC filled with loyal regulars that are more like family to us. This loan will help us pay off some existing debt and bills. We appreciate this opportunity to ask for funds from this areana and thank you for your consideration of our needs.

A credit bureau reported the following information about this borrower member on August 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$73,150.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Bill-ree -kah! What's the deal with the $70K+ of revolving credit debt? $8K is barely going to make a dent on that	The $70k+ of revolving credit debt is personal debt that was accumulated after my husband was in a bad accident & I had to leave my job to care for him round the clock. Most of it is at very attractive (low to 0%) interest and I didn't want to borrow more than I could handle. Our request for $8k is for working capital for our business. I am back working 2 jobs and that money is dedicated to paying those debts down. I hope this answers your questions and thank you for your interest.

Member Payment Dependent Notes Series 357683

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357683	$3,000	$3,000	11.46%	1.00%	November 26, 2008	December 5, 2011	December 5, 2012	$300

                This series of Notes was issued upon closing and funding of member loan 357683. Member loan 357683 was requested on November 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,733 / month
Current employer:	Montana State University	Debt-to-income ratio:	3.58%
Length of employment:	n/a	Location:	Great Falls, MT

Home town:	Maize
Current & past employers:	Montana State University
Education:	Montana State University-College of Technology-Great Falls, Montana State University-Northern

This borrower member posted the following loan description, which has not been verified:

I have to start paying on my student loans in December. I would like to have my high interest credit card paid off before I start paying for the student loans.

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,731.00	Public Records On File:	0
Revolving Line Utilization:	97.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361530

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361530	$10,000	$10,000	12.72%	1.00%	November 19, 2008	November 19, 2011	November 19, 2012	$3,300

                This series of Notes was issued upon closing and funding of member loan 361530. Member loan 361530 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,342 / month
Current employer:	weathersfield school	Debt-to-income ratio:	22.53%
Length of employment:	12 years	Location:	NORTH SPRINGFIELD, VT

Home town:	windsor
Current & past employers:	weathersfield school, grand union
Education:	nathaniel hawthorne college, johnson state coolege

This borrower member posted the following loan description, which has not been verified:

I have a combination of things I wish to do with this loan. Some have to do with prepping my land to build on it and some have to do with course work and some is for debt consolidation

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	38	Months Since Last Delinquency:	7
Revolving Credit Balance:	$408.00	Public Records On File:	0
Revolving Line Utilization:	2.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361723

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361723	$8,300	$8,300	11.46%	1.00%	November 24, 2008	November 22, 2011	November 22, 2012	$2,325

                This series of Notes was issued upon closing and funding of member loan 361723. Member loan 361723 was requested on November 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	n/a	Debt-to-income ratio:	15.50%
Length of employment:	3 years 6 months	Location:	Plain, WI

Home town:	Missoula
Current & past employers:
Education:	Wellesley College

This borrower member posted the following loan description, which has not been verified:

Hi there, My husband and I would like to pay off the credit card debt we accrued when getting married and settling into a home together. Our hope is to eliminate one of our two cards and keep one card for emergencies. Thank you, Mrs. Phillips

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	76
Revolving Credit Balance:	$22,164.00	Public Records On File:	0
Revolving Line Utilization:	96.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current Employer n/a ?	I'm employed by a software company and prefer not to share the name. Thanks for your interest, Bethany
Why not establish a cash reserve for emergencies instead of relying on credit card?	Hi DebtBuster1, You're right; a cash reserve is a better idea for emergencies. I'd much prefer that to more credit card debt. Thanks for the tip and for the question! Bethany

Member Payment Dependent Notes Series 362055

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362055	$14,200	$14,200	11.46%	1.00%	November 21, 2008	November 20, 2011	November 20, 2012	$8,400

                This series of Notes was issued upon closing and funding of member loan 362055. Member loan 362055 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Fletcher Allen Healthcare	Debt-to-income ratio:	15.83%
Length of employment:	6 years 6 months	Location:	ISLE LAMOTTE, VT

Home town:	Montpelier
Current & past employers:	Fletcher Allen Healthcare
Education:	South University

This borrower member posted the following loan description, which has not been verified:

I will use this loan to consolidate debt (car, credit cards) and to pay for costs of my BSN. I am an oncology nurse and have been working at the same hospital for 7 years and my goal for 2009 is to live credit card free and finish my bachelors degree. This loan will help me do that alittle quicker.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	10
Revolving Credit Balance:	$11,306.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362107

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362107	$21,000	$21,000	10.83%	1.00%	November 20, 2008	November 19, 2011	November 19, 2012	$11,125

                This series of Notes was issued upon closing and funding of member loan 362107. Member loan 362107 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	n/a	Debt-to-income ratio:	14.38%
Length of employment:	6 years	Location:	Andover, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I misread the promotional date on a credit card and the APR jumped to about 20%. I would like to pay that off at a lower rate, and also consolidate a loan. I have never been late on a credit card or loan payment.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	17
Revolving Credit Balance:	$8,886.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current Employer n/a ???	I work for Dynamics Research Corporation (a very good company IMO!). Thanks.
Would you mind elaborating on the delinquency that you have recently had? I am assuming it was not due on a loan or credit card. Thanks.	I honestly have no idea why I have a delinquency listed here. Right before I signed up for this loan I paid for my credit score at 'annualcreditreport.com'; I believe it was with Experian. I have a copy of the report, and it has no delinquencies listed. I would like to know the answer to this question myself (I will look into it). Thanks.
Thanks for the prompt answer. I annually pull my credit reports from all 3 agencies to make sure there is nothing unusual. Last year I found that my mortgage from my house that I sold was still listed as debt owed. I filed a dispute and it was resolved within a month. I also pay for experian monthly monitoring, well worth the $12/month!!!!	Thanks for the information, I will definitely have to look into that. It looks like this site uses TransUnion only; I will send an inquiry to them.

Member Payment Dependent Notes Series 362152

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362152	$16,000	$16,000	13.04%	1.00%	November 19, 2008	November 19, 2011	November 19, 2012	$4,000

                This series of Notes was issued upon closing and funding of member loan 362152. Member loan 362152 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	progressive insurance	Debt-to-income ratio:	6.11%
Length of employment:	5 months	Location:	aurora, OH

Home town:	hyderabad
Current & past employers:	progressive insurance, key bank
Education:	Wayne State University

This borrower member posted the following loan description, which has not been verified:

I am an senior programmer anaylst seeking to consolidate my entire credit card debt into one single payment. I am honest, hard working individual and willing to pay the loan back before the 36 month period. If any one is willing please give a call 216-854-1068 to further discuss my situation. Thanks

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,917.00	Public Records On File:	0
Revolving Line Utilization:	71.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why/How did you get into $16K+ of credit card debt?	Yea. There were several reasons. 1) There were some immigration lawyers expenses in there 2) Brought some furniture and new beds for my home 3) Did some re-modelling to my home which I brought a year ago(put some hardwood floors)

Member Payment Dependent Notes Series 362153

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362153	$6,000	$6,000	11.14%	1.00%	November 19, 2008	November 19, 2011	November 19, 2012	$1,475

                This series of Notes was issued upon closing and funding of member loan 362153. Member loan 362153 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Coast Law Group	Debt-to-income ratio:	22.41%
Length of employment:	9 months	Location:	Oceanside, CA

Home town:	Hayward/Bay Area
Current & past employers:	Coast Law Group, YMCA, California Lawyers for the Arts
Education:	De Anza College, University of California-Santa Cruz (UCSC), Golden Gate University School of Law

This borrower member posted the following loan description, which has not been verified:

My finace and I are getting married in May of 2009. When we first started planning, we decided that we wanted to wake up the day after our wedding having paid for it entirely, without any debt. After analyzing our finances, we realized we needed a little help to reach our goal. Our parents graciously volunteered to contribute $10,000 to our wedding. However, as a result of the recent tumble of the stock market and housing markets, our parents are no longer able to help us pay for our wedding. We don't want to cancel the wedding, as we've already paid $3,000 in deposits, and have friends and family who have already purchased plane tickets. We decided instead to cut the guest list and trim back the menu, cut out luxuries like an open bar and fancy flower arrangements, and have reneogitated our contract with the venue and caterer. As a result, we have managed to scale back our budget by 25%. There are still some things that we really do not want to cut out, such as paying my grandmother's hotel and airfare so she can attend, as she wouldn't be able to afford it otherwise, and helping our parents with their plane tickets. We plan to allocate $4,500 to actual expenses, and reserve $1,500 for emergencies. Any cash we do not use will be paid back immediately. We both have good, steady jobs, and would be able to pay back all principle and interest due in 3 years or less. A loan to help us our with our special day would be greatly appreciated!

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	6
Total Credit Lines:	30	Months Since Last Delinquency:	12
Revolving Credit Balance:	$2,611.00	Public Records On File:	0
Revolving Line Utilization:	7.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit history shows 6 delinquencies in the last 2 years. Could you elaborate on the details of these deliquencies?	Sure. When I was in grad school, I received 6 separate federal loans; even though I have consolidated these loans into one monthly ?payment,? that single payment still covers 6 accounts. I was laid off in April of 2007 without warning and with no savings to speak of, and did not return to work until September of 2007. I was only able to make partial monthly payments on my loans, which were distributed pro-rata amongst all 6 of my accounts. Therefore, 3 months of partial payments is reflected as 6 delinquent accounts. Please note however that I have had a stable and secure job, and have not missed a payment, since September 2007. Thanks for your question.

Member Payment Dependent Notes Series 362164

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362164	$16,000	$16,000	11.14%	1.00%	November 19, 2008	November 19, 2011	November 19, 2012	$6,700

                This series of Notes was issued upon closing and funding of member loan 362164. Member loan 362164 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Self-Employed	Debt-to-income ratio:	2.50%
Length of employment:	3 years	Location:	marietta, GA

Home town:	South Bend
Current & past employers:	Self-Employed
Education:	University of South Carolina

This borrower member posted the following loan description, which has not been verified:

These funds will be used to purchase vehicles at wholesale prices to inventory our Rent-to-Own (RTO) fleet of vehicles. RTO is a business model that leases vehicles to individuals with poor credit. If the customer stays current for the entire contract, the title is transferred to their name. The customer has the option of returning the vehicle at any time, the ability to swap to other vehicles as their needs change, and other similar flexibility. Vehicles are purchased at dealer-only wholesale auto auctions. The average wholesale price on each vehicle is approximately $1,500-$2,500. Whenever possible, vehicles require either major transmission or engine repair, which improves profitability even more. All repairs are performed at cost by our sister companies that specialize in transmission and engine repair. We have a rollback we use to transport such vehicles. The requested amount will allow us to obtain between 8-9 vehicles. The average down payment per vehicle is $500, with typical monthly payments of $360 and average contract length of 36 months. Assuming 8 vehicles, total down payments should equal approximately $4,000. These vehicles will generate approximately $2800 of monthly revenue for 36 months. Industry averages suggest that approximately 75% of RTO customers return their vehicles before their contracts expire, thus exponentially increasing revenue potential per vehicle. Although the business model is similar to the proven BHPH (buy here, pay here) business model, there are many unique advantages, especially in today's economy. * The title of the vehicle remains in the company's name, which makes repossession paperwork unnecessary. * If the customer doesn't return the vehicle, it is a criminal offense and the vehicle is reported as stolen. * Unlike BHPH, since we own the vehicles, bankruptcies of customers have no effect on our ability to retrieve vehicles. * Since this is a lease, and not vehicle financing, rental agreements are not subject to usury laws. * Customers are required to have comprehensive insurance with us as the lien holder. We also have a sophisticated umbrella insurance that monitors each customer's insurance on our behalf. Each vehicle is secured with a GPS device that can locate and disable a vehicle if necessary. With these devices, industry reports insignificant delinquency, repossession, and skip rates. Any necessary repairs or maintenance are referred to our sister companies, and performed at actual part and labor costs. When RTO vehicles are out of warranty, customers must pay for any required repairs, or optionally, return the vehicle ? thus, allowing us to restart the billing process with a new customer. The demand for our services is expected to grow exponentially. As the economy hits challenges, those unfortunate that must file bankruptcy have little choice in obtaining reliable transportation. Our customers are thrilled with the service we provide and frequently refer us to their friends and family. Because our sister companies perform automotive repair, we are flexible on mechanical issues when they arise, ensuring customer perceived value. My financial situation: It is important to note that our company already has several hundred-thousand dollars of available floor planning funds. However, the fees and costs involved are quite expensive. For example, there is a monthly floor planning fee of $45 per vehicle per month. Annualized on a $2000 vehicle, the floor planning fee alone is approximately 30% - and that doesn't include interest, repayment of principle, and other miscellaneous fees. Obtaining funds from lendingclub.com would be a win-win for us and the lenders - by saving us money and allowing lenders a higher than average return. I personally have excellent credit, have never filed bankruptcy, have no non-business debt other than my home, and own two other auto repair franchises free and clear.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	41	Months Since Last Delinquency:	10
Revolving Credit Balance:	$23,165.00	Public Records On File:	0
Revolving Line Utilization:	31.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362270

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362270	$7,500	$7,500	10.83%	1.00%	November 20, 2008	November 20, 2011	November 20, 2012	$2,300

                This series of Notes was issued upon closing and funding of member loan 362270. Member loan 362270 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,209 / month
Current employer:	Sunset Transportation	Debt-to-income ratio:	14.59%
Length of employment:	8 years	Location:	DALLAS, TX

Home town:	Dallas
Current & past employers:	Sunset Transportation, Pruitt's Custom Painting, Olmstead Kirk Paper Company
Education:	N/A

This borrower member posted the following loan description, which has not been verified:

Wedding expenses and paying off some medical debt.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	46
Revolving Credit Balance:	$3,800.00	Public Records On File:	0
Revolving Line Utilization:	21.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362280	$5,000	$5,000	13.67%	1.00%	November 19, 2008	November 20, 2011	November 20, 2012	$525

                This series of Notes was issued upon closing and funding of member loan 362280. Member loan 362280 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Carney Kelehan Bresler Bennett and Scherr LLP	Debt-to-income ratio:	16.29%
Length of employment:	4 years	Location:	COLUMBIA, MD

Home town:	englewood
Current & past employers:	Carney Kelehan Bresler Bennett and Scherr LLP, weinstock, friedman & friedman, p.a.
Education:	Howard Community College

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan to pay off my credit cards. i would rather lump them all together and make one payment a month.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,373.00	Public Records On File:	2
Revolving Line Utilization:	81.00%	Months Since Last Record:	60
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
it days on your report that you have 2 records on file. Even thought it was 5 years ago, I'm interested in why this happened? and what you are doing to not be in the same situation again. Thanks	The records on file where from almost ten years ago. They were both satisfied. I have been extremely punctual with all of my bills. I currently work for a law firm and would not let anything come in the way of my job or my credit. I have worked extremely hard to build my credit back up after the mistakes that I made when I was 18.

Member Payment Dependent Notes Series 362293

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362293	$14,500	$14,500	11.14%	1.00%	November 20, 2008	November 20, 2011	November 20, 2012	$8,300

                This series of Notes was issued upon closing and funding of member loan 362293. Member loan 362293 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	NH GOP	Debt-to-income ratio:	21.80%
Length of employment:	1 year 2 months	Location:	SUNCOOK, NH

Home town:	Dublin
Current & past employers:	NH GOP
Education:	Loyola College in Maryland

This borrower member posted the following loan description, which has not been verified:

The loan is being requested to pay off my credit card debt in 3 years and get out from the 26% APR I am currently paying which makes this debt almost impossible to pay off in a fashion that will allow me to begin to start saving.

A credit bureau reported the following information about this borrower member on October 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1980	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,772.00	Public Records On File:	0
Revolving Line Utilization:	84.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362317

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362317	$7,000	$7,000	14.93%	1.00%	November 20, 2008	November 20, 2011	November 20, 2012	$1,125

                This series of Notes was issued upon closing and funding of member loan 362317. Member loan 362317 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,167 / month
Current employer:	JPMorgan Chase & Co.	Debt-to-income ratio:	11.77%
Length of employment:	2 years 7 months	Location:	waukegan, IL

Home town:	Chicago
Current & past employers:	JPMorgan Chase & Co.
Education:	Wright College

This borrower member posted the following loan description, which has not been verified:

My name is Elizabeth Gutierrez and I currently am a full time employee at JPMorgan Chase Bank N.A. I live with my husband (who also has a stable job) and 2 beautiful children in Illinois. We are both hardworking parents and have been putting money aside specifically for a new bathroom for over a year. My husband recent left the State for some contract work and given the economy and the freezing of our home equity credit line we are unwilling to use cash that we have in our savings account to finance a new bathroom. We've read extensively about P2P lending and feel it is well worth a shot especially with the state the credit market is in right now. Why not put this off until I can get my home equity 'unfrozen'? Well, I do not know how long this mess will last to be honest. As far as repayment is concerned, I am going to pay this loan off in no longer than a year and a half. I would rather raise my 401(k) contribution than use the extra cash flow to pay off interest. For as long as that lasts though, my need is your gain.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,597.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362365

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362365	$21,000	$21,000	13.36%	1.00%	November 20, 2008	November 20, 2011	November 20, 2012	$11,050

                This series of Notes was issued upon closing and funding of member loan 362365. Member loan 362365 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Alpha Ecological Pest Control	Debt-to-income ratio:	10.74%
Length of employment:	6 years 9 months	Location:	Tucson, AZ

Home town:	Mcminnville
Current & past employers:	Alpha Ecological Pest Control, Columbia Helicopters
Education:	Portland Community College

This borrower member posted the following loan description, which has not been verified:

We started a new branch for my company and relocated. We're doing great - sales are steady but credit cards that we used for moving need to go away.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,381.00	Public Records On File:	1
Revolving Line Utilization:	88.20%	Months Since Last Record:	76
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 362386

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362386	$20,000	$20,000	11.78%	1.00%	November 26, 2008	November 25, 2011	November 25, 2012	$12,525

                This series of Notes was issued upon closing and funding of member loan 362386. Member loan 362386 was requested on November 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Cardinal Health NPS	Debt-to-income ratio:	15.42%
Length of employment:	11 years	Location:	Richmond, CA

Home town:	Richmond
Current & past employers:	Cardinal Health NPS
Education:

This borrower member posted the following loan description, which has not been verified:

Need to pay off debt so that I can live comfortly.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,971.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do have a $500 to $1000 cash reserve so you don't have to rely on credit cards for emergencies?	Yes,just in case of an emergency,I have $500 to $1000 in cash saved up.
How did you get into so much debt? and how will you avoid accumulating the same debt again while paying this loan down?	Easy.Cut up all of my credit cards that I have and be more responsible with my money.

Member Payment Dependent Notes Series 362421

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362421	$12,500	$12,500	19.04%	1.00%	November 20, 2008	November 21, 2011	November 21, 2012	$4,400

                This series of Notes was issued upon closing and funding of member loan 362421. Member loan 362421 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,250 / month
Current employer:	Government of the District of Columbia	Debt-to-income ratio:	5.84%
Length of employment:	2 years	Location:	North Bethesda, MD

Home town:	Charlotte
Current & past employers:	Government of the District of Columbia, BellSouth, Deloitte, MCI, Net2000
Education:	Georgetown University, University of Pennsylvania, Morehead State University, Johnson C Smith University

This borrower member posted the following loan description, which has not been verified:

I am completing the financial proceedings of a divorce and I need to hire an attorney to negotiate the equitable distribution of the Assets. These proceeds will be used to hire the attorney and to stabilize my financial affairs. As an additional fund-raising action, and as a risk mitigating hedge against this loan, I am also in the process of refinancing my condominium. Its appraised value was $267,000 in 12/2006. The target proceeds are $5,000 - $20,000. The actual amount will depend on property appraisal. My condo is in "North Bethesda, MD"... approx. 4 miles North of Bethesda (an appreciating to stable market) and 6 miles South of Rockville (designated a declining market). The need to borrow is created by timing. I estimate that the current value of the divorce assets is approximately $200,000. My ex-wife and I were married in the State of NC. NC law indicates an equitable distribution should apply. The goal is to invest up to $20,000 in hiring a competent divorce attorney to achieve the $100,000 in assets. The assets from the divorce will be used to settle all debts. Remaining proceeds would start a retirement fund, begin investments and be used to fund additional education. Presently I have an MBA and JD (I did pro-bono, some regulatory and in-house counsel work for startups previously, as a member of the Bar, but I do not practice law now). I use that education in my work in enterprise procurements for a large government entity.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	21
Revolving Credit Balance:	$13,363.00	Public Records On File:	0
Revolving Line Utilization:	99.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362480

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362480	$10,000	$10,000	13.36%	1.00%	November 21, 2008	November 21, 2011	November 21, 2012	$4,300

                This series of Notes was issued upon closing and funding of member loan 362480. Member loan 362480 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Homegrown Services, Inc	Debt-to-income ratio:	7.24%
Length of employment:	2 years 1 month	Location:	Fremont, CA

Home town:	Portland
Current & past employers:	Homegrown Services, Inc, Chipotle, Best Buy Co. Inc., McDonald's Corp
Education:	Hamburger University, (McDonald's Corp)

This borrower member posted the following loan description, which has not been verified:

My business is professional residential house cleaning. I need a loan to payoff the balance on my corporate credit card, purchase new vacuums and to maintain a larger working capital balance. The credit card debt is $3,000. To purchase new vacuums will cost $2,000. The remaining loan amount will be used as working capital. Once the credit card is paid off I will save over $80 a month in interest. I use Hoover vaccums. They have made it impossible to maintain these vacuums by moving their parts manufacturing to China. It takes 2 months to get parts. I plan to purchase Sanitaire vacuums that have a solid reputation and quickly available parts. This can reduce my monthly costs by $120. The working capital will help carry me through the tough Holiday season. And provide the option to supplement my marketing in the late winter early spring, our peak growth period every year.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	26	Months Since Last Delinquency:	19
Revolving Credit Balance:	$3,617.00	Public Records On File:	0
Revolving Line Utilization:	14.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362547

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362547	$20,000	$20,000	12.09%	1.00%	November 24, 2008	November 24, 2011	November 24, 2012	$9,200

                This series of Notes was issued upon closing and funding of member loan 362547. Member loan 362547 was requested on November 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$24,167 / month
Current employer:	Garden city group	Debt-to-income ratio:	10.06%
Length of employment:	20 years	Location:	east islip, NY

Home town:
Current & past employers:	Garden city group, QS Information Services
Education:	BS in Computer Science from Central Michigan University

This borrower member posted the following loan description, which has not been verified:

New cabinets and counters plus additional island.

A credit bureau reported the following information about this borrower member on November 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1986	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	26
Revolving Credit Balance:	$211,463.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
According to these stats, you make close to $300k a year. Is taking a $20k consumer loan at 12% really your best option? You don't have any cash left over to fund your kitchen remodel yourself? You seem to have over $200k of credit card credit available, but you've really using 0 of it ?? Not trying to be critical, as a potential lender I'm just trying to understand the context of this loan request. what industry do you work in, and is this the income you project for 2009? Thank you.	Thanks for the question. My wife and I put over 200k of our savings into our house last year to fund a 300K+ extension to our house. The value of the house is 675K and by combining our first and second, plus consolidating the additional 100k+ in small loans that funded the reamining work to the house, we are currently at 80/20 of loan to value on our house. The rates we have for this are fantastic but do not allow additional funding unless we rework the existing loans into much higher percentage loans. We feel a small loan at 12% is worth it to finish our kitchen and still keeps our low rates on the existing mortgages. I don't know why the site shows about the 200k+ of available line of credit. That credit was used on the extension. The repayment is not a problem for my wife and I. I make a large salary and she works as a school teacher (although she is not part of this loan). My salary for 2009 will match 2008. Kind Regards.

Member Payment Dependent Notes Series 362562

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362562	$7,500	$7,500	14.30%	1.00%	November 21, 2008	November 21, 2011	November 21, 2012	$2,000

                This series of Notes was issued upon closing and funding of member loan 362562. Member loan 362562 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	Nothern Arizona University	Debt-to-income ratio:	22.85%
Length of employment:	14 years	Location:	Flagstaff, AZ

Home town:	Keams Canyon
Current & past employers:	Nothern Arizona University
Education:	Northern Arizona University

This borrower member posted the following loan description, which has not been verified:

I need this to jump start my business. So far I have made a 1000 in one month with a starting cost of 40.00.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	61
Revolving Credit Balance:	$29,895.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's your ebay store?	Our store is called Native Creations and is under Nativecreations1221 on ebay. We buy and sell Hopi and Navajo arts and crafts.

Member Payment Dependent Notes Series 362574

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362574	$12,000	$12,000	13.99%	1.00%	November 21, 2008	November 21, 2011	November 21, 2012	$3,025

                This series of Notes was issued upon closing and funding of member loan 362574. Member loan 362574 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Genzyme Corp.	Debt-to-income ratio:	12.14%
Length of employment:	1 year 1 month	Location:	worcester, MA

Home town:	Worcester
Current & past employers:	Genzyme Corp.
Education:	Worcester Polytechnic Institute

This borrower member posted the following loan description, which has not been verified:

I am a quality engineer at a top biotechnology company and I am looking to consolidate my credit card payments into one easy payment. I am not having any problems paying my bills I am doing this mainly to get my credit score back up and start paying the principle instead of paying mainly interest. The only reason why my credit score is not perfect is because I have a high debt to available credit ratio. I have no car payment, no rent, so it is very easy for me to make payments for a loan. I have NEVER been late on a payment so if your looking to lend to someone with a track record of not missing payment you have found your match! I created this debt when I was in college and now that I have been an engineer for over a year I am looking to pay off my debt and start saving for a house.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,651.00	Public Records On File:	0
Revolving Line Utilization:	86.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 362598

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362598	$8,500	$8,500	11.14%	1.00%	November 20, 2008	November 21, 2011	November 21, 2012	$500

                This series of Notes was issued upon closing and funding of member loan 362598. Member loan 362598 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	19.54%
Length of employment:	9 months	Location:	Dallas, TX

Home town:	garland
Current & past employers:	Fidelity Investments, Countrywide Financial Corp., New Century Financial, Marine Corps
Education:	Richland Community College, Arizona State University, Texas A & M University at Commerce

This borrower member posted the following loan description, which has not been verified:

I am using the money to payoff more expensive debt. I work at Fidelity Investments as a financial representative. Just started in March of 2008 and have found it tough to obtain credit through my bank JP Morgan Chase even though I have a 713 credit score. I graduated from Arizona State University with a degree in Finance and continuing my education with a MBA from Texas A&M Commerce, where I am 4 courses shy of obtaining my diploma. School has been paid for by the GI Bill and the Texas Hazlewood Act.

A credit bureau reported the following information about this borrower member on November 7, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	55
Revolving Credit Balance:	$2,689.00	Public Records On File:	0
Revolving Line Utilization:	14.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your listing shows 2700 of cc debt, but you want to borrow 8500. Can you tell me a little more about the other debts to be paid?	I took out a 5700 personal loan from citifinancial in July of 2008. This rate was set at 28% and I am applying for this new rate to pay off the old more expensive loan. I worked for countrywide and was unemployed after layoffs back in august of 2007. I received a new job with fidelity investments in March of 2008. Eventhough I have a great credit score my financing was high. For this reason I am searching for alternative sources of income to pay off the prior existing debt. If you have any other questions dont hestitate to send me another question.

Member Payment Dependent Notes Series 362675

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362675	$13,075	$13,075	11.46%	1.00%	November 24, 2008	November 22, 2011	November 22, 2012	$4,500

                This series of Notes was issued upon closing and funding of member loan 362675. Member loan 362675 was requested on November 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,667 / month
Current employer:	A&A Novato Inc.	Debt-to-income ratio:	12.63%
Length of employment:	11 years 6 months	Location:	San Francisco, CA

Home town:	San Rafael
Current & past employers:	A&A Novato Inc., Granite Petroleum Inc.
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

I have a high interest Credit Card with a balance of $24,500 at a rate of 20%. I accumulated the majority of these charges during college and have slowly paid this debt down over the past three years. I'm in a position now where I can pay this amount down more aggressively by getting a loan through the bank and paying higher payments. However, after seeing a story about peer lending, I'd rather pay interest to individual investors, rather than a corporate bank. I have two jobs and I make around $95,000 before taxes. I don't have any other liabilities other than rent ($1,700 per month) and domestic bills ($600 per month). I'm not married and I don't have any children.

A credit bureau reported the following information about this borrower member on November 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	32
Revolving Credit Balance:	$27,920.00	Public Records On File:	0
Revolving Line Utilization:	33.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Were u able to confirm your employment to lendingclub?	Yes, they confirmed with my HR people. I have two Jobs. I work as an accounting manager at a VOIP/telecom company and I'm the operations manager of my family's company that owns few gas station.
Do you think you'll be paying off this loan earlier than 3 years?	Unless my income goes up significantly, I imagine I'll stick with the 3 year schedule.

Member Payment Dependent Notes Series 362717

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362717	$9,250	$9,250	11.14%	1.00%	November 24, 2008	November 22, 2011	November 22, 2012	$3,400

                This series of Notes was issued upon closing and funding of member loan 362717. Member loan 362717 was requested on November 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Courtney Thurman (Consultant)	Debt-to-income ratio:	6.48%
Length of employment:	6 months	Location:	Newport Beach, CA

Home town:	Chicago
Current & past employers:	Courtney Thurman (Consultant), Entrepreneur Press of Entrepreneur Media/Entrepreneur Magazine (EntrepreneurPress.com), Teacher Created Resources, Inc. (Publishing) (TeacherCreated.com)
Education:	University of Southern California (USC) Marshall School of Business

This borrower member posted the following loan description, which has not been verified:

~ STARTUPSNAX SMALL BUSINESS LOAN REQUEST ~ ABOUT THE FOUNDER: I'm a four-time small business author and former editor for a major publishing company that has since resigned to pursue my small business consulting and the launch of StartupSnax.com. I'm currently consulting on various small businesses that are taking their business online to maximize their sales. ABOUT STARTUPSNAX: StartupSnax.com, the provider of Daily Munchables for Your Business, is a small business resource site centered around providing current and edgy content for the web 2.0/social media & networking entrepreneurial environment and to help anyone looking for a current site to find information on how to start their business cost-effectively (how about under $10,000?), time-efficiently (maybe in a matter of weeks?) and resourcefully (how do I make sure my business is green?). WHAT DO WE OFFER? With the resources of the industries keynote authors on various topics, we will be offering: - StartupSnax Blog - StartupSnax Free Stuff! - StartupSnax Ebook Store - StartupSnax RSS Feed and Newsletter The authors of these ebooks are major industry writers that will be using their current substantial sales platforms (their websites, speaking engagements, newsletters, radio events, online blogs and webinars, book signings, and various other PR opportunities, etc) to direct traffic towards our site in addition to our online marketing, SEO and online traffic efforts. They will be using the site as a marketing vehicle for their various works and expertise. HOW DO YOU MAKE MONEY? Ebooks: Ebooks have been increasing in YTD (past year to date) sales more than any other product in the publishing industry! Publishers Weekly (www.PublishersWeekly.com) has been quoting that although various in-store sales have been down over previous YTD sales, ebooks have been continuing to increase with the lowest overhead and highest profit margins! Better yet, trade ebook sales (business, not fiction) have been doing well despite the hardcopies' decrease in sales due to the economic slump. Fortunately, since we are only offering these professionally-edited, written and designed ebooks in digital format, we are saving the cost of printing them, and staying GREEN as well! By offering smaller (snackable!) ebooks in a condensed format by major authors similar to the Cliff Notes for small business and offering these ebooks at an impressive price point of less than $10, by maximizing traffic, we are sure of substantial ebook sales numbers based upon industry trends. Ad Sales: We have not calculated the inevitable ad revenue that will be garnered from providing a pivotal ebook store and resource site into our breakeven analysis but it is a buffer to ensure that we are profitable in the first two months. WHY DO YOU NEED A LOAN? A loan is a buffer for guaranteed success. Each person and company should have an emergency fund of at least three months' worth of working capital especially in this economy. Although we could launch without a loan, although difficult, we are ensuring the success of a solid business plan in the case of a substantial interest in the company at the launch and the need for fast growth. My credit is exceptional and this is not my only form of income since I'm also consulting, but I always advise my clients that cash is king! In the effort to keep the marketing budget at its peak, I need a loan to ensure those efforts. Also, the ebooks are being professionally copyedited and designed for ideal quality and I'm utilizing an industry leader as a production editor. WHAT CAN I SEE NOW? You can view the parked page at www.StartupSnax.com. Our blog goes live mid November with a final site launch slated for January 1st!

A credit bureau reported the following information about this borrower member on November 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52.00	Public Records On File:	0
Revolving Line Utilization:	1.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You sound like a very experienced and energetic entrepreneur. Why have you not tried Angel financing?	Hi Lending4Good, Thanks for the question. I initially pursued angel financing and at one point were in discussions but most if not all sources have become very conservative with capital even with the best of businesses. SBA loans and social lending are at the top of my recommendation pile if angel financing doesn't come to fruition quickly. Also, each have their own timeframe turnaround times. Angel financing may still be a viable option for me in the future but a bird in the hand... Thank you and happy lending!

Member Payment Dependent Notes Series 362721

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362721	$22,000	$22,000	13.67%	1.00%	November 24, 2008	November 22, 2011	November 22, 2012	$12,725

                This series of Notes was issued upon closing and funding of member loan 362721. Member loan 362721 was requested on November 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Simpson Gumpertz and Heger	Debt-to-income ratio:	22.08%
Length of employment:	1 year 4 months	Location:	San Francisco, CA

Home town:	San Luis Obispo
Current & past employers:	Simpson Gumpertz and Heger
Education:	Boston College, California Polytechnic State University (CalPoly)

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my credit card debt into one payment at a lower interest rate so that I can pay off my debt and improve my credit score.

A credit bureau reported the following information about this borrower member on November 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,176.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a $500 to $1000 cash reserve so you don't have to rely on credit cards for emergencies?	I did have money on hand, but I have had to pay a number of medical bills lately, and I have not been able to restore my savings.

Member Payment Dependent Notes Series 362785

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362785	$15,275	$15,275	10.51%	1.00%	November 24, 2008	November 23, 2011	November 23, 2012	$3,225

                This series of Notes was issued upon closing and funding of member loan 362785. Member loan 362785 was requested on November 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Ascent Media	Debt-to-income ratio:	9.94%
Length of employment:	10 years 10 months	Location:	Santa Clara, CA

Home town:	San Mateo
Current & past employers:	Ascent Media, Musso's, Wiltron
Education:	Master Insitute of Technology

This borrower member posted the following loan description, which has not been verified:

To consolidate total debt to a cheaper interest rate. The credit card companies will not lower the rate unless through a credit conselor wich lowers your credit score. Total loan with lendingclub will be paid off in monthy payments over 5 years. I would like the option to pay the debt off sooner without pre payment penalties.

A credit bureau reported the following information about this borrower member on November 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,218.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why does the loan length say 3 years but your description says 5 years (or sooner) for payback? Thank you for answering.	I requested 5 years or sooner. Lendingclub came back with 3 years. I thought the loan they replied with was fair and doable. I'd prefer to get my debts paid sooner than later. I am blessed to have a very good job in today's failing economy. Also, to have an alternative to borrow money (knowing it's a win win situation) during these turbulant times. I hope to be 100% funded by 11-23-08! Best Regards, SAMSAM
are you also asking for money on Loanio.com which allows 5 year loans?	No never heard of them. I'll check them out. I would love to pay this off in 3 years -vs- 5. It's my first time doing this and I believe Lending club to be the most reputable during my research.

Member Payment Dependent Notes Series 362803

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362803	$1,800	$1,800	11.46%	1.00%	November 20, 2008	November 24, 2011	November 24, 2012	$300

                This series of Notes was issued upon closing and funding of member loan 362803. Member loan 362803 was requested on November 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	PCC Structurals Inc.	Debt-to-income ratio:	18.42%
Length of employment:	10 years	Location:	Milwaukie, OR

Home town:	Cloquet
Current & past employers:	PCC Structurals Inc., Frito Lay Sales, LLC
Education:	Clackamas Community College, ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

I need a loan to catch up to my debt and get ahead by consolidation.

A credit bureau reported the following information about this borrower member on November 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	10
Revolving Credit Balance:	$4,170.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362809	$24,000	$24,000	18.72%	1.00%	November 24, 2008	November 24, 2011	November 24, 2012	$13,525

                This series of Notes was issued upon closing and funding of member loan 362809. Member loan 362809 was requested on November 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Stafford Creek Corrections Center	Debt-to-income ratio:	19.80%
Length of employment:	8 years 6 months	Location:	Aberdeen, WA

Home town:	Kirkland
Current & past employers:	Stafford Creek Corrections Center, Washington State Reformatory
Education:	Everett Community College

This borrower member posted the following loan description, which has not been verified:

Would like to consolidate some credit card debt.

A credit bureau reported the following information about this borrower member on November 9, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	56
Revolving Credit Balance:	$23,555.00	Public Records On File:	1
Revolving Line Utilization:	60.30%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If funded, how much would you have (net) available every month to pay this new monthly loan payment? thank you	After All Household bills I have 950 dollars to put towards this loan. This does not include my spouse's income.

Member Payment Dependent Notes Series 362852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362852	$2,400	$2,400	10.20%	1.00%	November 18, 2008	November 25, 2011	November 25, 2012	$275

                This series of Notes was issued upon closing and funding of member loan 362852. Member loan 362852 was requested on November 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,167 / month
Current employer:	Contract Support Services	Debt-to-income ratio:	0.86%
Length of employment:	2 months	Location:	La Crescenta, CA

Home town:	Los Angeles
Current & past employers:	Contract Support Services, Clean Air Power, uCSD Foundation
Education:	University of California, San Diego

This borrower member posted the following loan description, which has not been verified:

Money to cover my tuition in a ESL certificate course. This money is only to enroll, and other money needs are already saved. This just makes bitting my fingers nails and counting pennies a non-issue while I study.

A credit bureau reported the following information about this borrower member on November 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$185.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362888

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362888	$10,000	$10,000	12.09%	1.00%	November 24, 2008	November 24, 2011	November 24, 2012	$700

                This series of Notes was issued upon closing and funding of member loan 362888. Member loan 362888 was requested on November 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	mountaincoders	Debt-to-income ratio:	15.01%
Length of employment:	2 years 6 months	Location:	West Valley, UT

Home town:
Current & past employers:	mountaincoders, mountaincoders
Education:	slcc

This borrower member posted the following loan description, which has not been verified:

I have a small business which is currently making money. My contracts are with companies that have never missed a payment yet. And my contracts are signed for multiple years I know I will keep these clients for many years to come. I need, however, to hire more people, and thus make more money, and my contracts are Net30 which means I must front the payroll for two months, (ie first month then invoice then second month then payment) This loan is to cover those months for current and new employees. As for how I will pay this back I am making more than the payments on this loan in profit so there is no reason not to pay this loan back as scheduled. A little history. I borrowed $12,000 from Lending Club a year ago and have made all payments as scheduled with no issues.

A credit bureau reported the following information about this borrower member on November 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,853.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362946

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362946	$6,400	$6,400	13.67%	1.00%	November 24, 2008	November 24, 2011	November 24, 2012	$1,650

                This series of Notes was issued upon closing and funding of member loan 362946. Member loan 362946 was requested on November 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Allegiance Bank Texas	Debt-to-income ratio:	16.35%
Length of employment:	1 year 2 months	Location:	Houston, TX

Home town:	Houston
Current & past employers:	Allegiance Bank Texas, Sterling Bank
Education:	Houston Community College System

This borrower member posted the following loan description, which has not been verified:

New water heater, fence and roof repairs due to storm damage.

A credit bureau reported the following information about this borrower member on November 10, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1984	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	18
Revolving Credit Balance:	$6,713.00	Public Records On File:	0
Revolving Line Utilization:	59.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362948

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362948	$6,000	$6,000	16.20%	1.00%	November 24, 2008	November 26, 2011	November 26, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 362948. Member loan 362948 was requested on November 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,425 / month
Current employer:	AXA Equitable	Debt-to-income ratio:	14.91%
Length of employment:	3 years 2 months	Location:	Brooklyn, NY

Home town:	Brooklyn
Current & past employers:	AXA Equitable, smith barney
Education:	CUNY Bernard M Baruch College

This borrower member posted the following loan description, which has not been verified:

consolidate debt and medical expenses

A credit bureau reported the following information about this borrower member on November 11, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,234.00	Public Records On File:	0
Revolving Line Utilization:	98.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 362970

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362970	$10,000	$10,000	14.93%	1.00%	November 25, 2008	November 26, 2011	November 26, 2012	$3,200

                This series of Notes was issued upon closing and funding of member loan 362970. Member loan 362970 was requested on November 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,584 / month
Current employer:	Next Level Sailing	Debt-to-income ratio:	12.85%
Length of employment:	6 years	Location:	SAN DIEGO, CA

Home town:	Canton
Current & past employers:	Next Level Sailing, Seaforth Boat Rentals
Education:	United States Coast Guard Merchant Mariner

This borrower member posted the following loan description, which has not been verified:

I plan to continue flight training here in southern California. The loan will pay for commercial and flight instructor ratings. I will also be certified in multi engine aircraft. The advanced training phase will include ratings in the Cirrus and new Cessna 400 model aircraft. After completion I will be working as a full time instructor teaching the joy of flight. I will also be involved in a professional aircraft mgmt team in San Diego. Thanks for your support!

A credit bureau reported the following information about this borrower member on November 10, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	42
Revolving Credit Balance:	$18,810.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi there. Sounds fun. I am worried, however, about your current revolving balance of $18K+. How will you manage that debt and not fall behind on this loan?	Hello. I understand your concern!! I'm currently working with credit reporting companys to update the information they are reporting! Of the 18K debt, 5K has been paid off!! The remaining 13K is a line of credit used as a student loan to fund my first half of flight training! I have never missed a payment and always double the min due every month. I currently have a secure job with the USCG, and have a job waiting with a great flight school upon completion of my training. I never have and never will take on a debt that I can't handle!! Thanks for your support!!!

Member Payment Dependent Notes Series 363007

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363007	$5,325	$5,325	10.51%	1.00%	November 25, 2008	November 25, 2011	November 25, 2012	$1,900

                This series of Notes was issued upon closing and funding of member loan 363007. Member loan 363007 was requested on November 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Town of Westerly	Debt-to-income ratio:	21.12%
Length of employment:	38 years	Location:	Westerly, RI

Home town:	woonsocket
Current & past employers:	Town of Westerly
Education:	Roger Williams University

This borrower member posted the following loan description, which has not been verified:

to consolidate credit card debt

A credit bureau reported the following information about this borrower member on November 11, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,067.00	Public Records On File:	0
Revolving Line Utilization:	61.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 363071

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363071	$14,400	$14,400	9.07%	1.00%	November 21, 2008	November 24, 2011	November 24, 2012	$2,525

                This series of Notes was issued upon closing and funding of member loan 363071. Member loan 363071 was requested on November 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Epic Merchant	Debt-to-income ratio:	1.50%
Length of employment:	1 year 7 months	Location:	Houston, TX

Home town:
Current & past employers:	Epic Merchant
Education:	University of Houston-Clear Lake

This borrower member posted the following loan description, which has not been verified:

I have some outstanding debt that I'm looking to get rid of. Fico score was 730 as of a couple of months ago. My rates are already low, but if I could save a few percentage points, I'd rather fork over money to an individual instead of American Express.

A credit bureau reported the following information about this borrower member on November 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,658.00	Public Records On File:	0
Revolving Line Utilization:	10.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 363077

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363077	$11,000	$11,000	9.38%	1.00%	November 21, 2008	November 24, 2011	November 24, 2012	$1,525

                This series of Notes was issued upon closing and funding of member loan 363077. Member loan 363077 was requested on November 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	full time contract w/Ideocore Corporation	Debt-to-income ratio:	0.00%
Length of employment:	3 years 1 month	Location:	Santa Barbara, CA

Home town:	Rungsted, Denmark/Ridgefield, CT
Current & past employers:	full time contract w/Ideocore Corporation, Davies Communications, Mark Oliver, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I am a qualified borrower who can't get a loan based on "stated income" at this time. I have owned my home in Santa Barbara, CA for 13 years. My credit rating is approximately 740. I have a good-paying job (as a full-time consultant under contract) that is secure. My actual loan-to-debt ratio is good. I have no other major credit (card) debt other than my mortgage. I own a 2005 BMW. Any fellow horse-lovers out there that can empathize?

A credit bureau reported the following information about this borrower member on November 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	14
Revolving Credit Balance:	$3,425.00	Public Records On File:	0
Revolving Line Utilization:	6.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WHAT IS REASON FOR LOAN ?	To purchase a horse. I have a place to board the horse for very low cost - $100/mo. I have no credit card debt or loans to consolidate. This is purely for the fulfillment of a lifetime passion and dream. Thank you for your consideration.
Why can't you get a loan through other means, you seem to have perfect credit? Those little CUs and banks in Santa Barbara must be dying to get your business	I am a self-employed S corporation. Banks will no longer lend based on "stated income", that is, the amount that I pay taxes on after write-offs. Since I already have a mortgage, my "net" income appears to not support a good loan to debt ratio - even though I can easily afford the payments. Hope this makes sense! Thanks for your consideration.

Member Payment Dependent Notes Series 363092

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363092	$14,000	$14,000	15.88%	1.00%	November 24, 2008	November 24, 2011	November 24, 2012	$5,825

                This series of Notes was issued upon closing and funding of member loan 363092. Member loan 363092 was requested on November 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Stantec Consulting	Debt-to-income ratio:	20.67%
Length of employment:	23 years	Location:	Citrus Heights, CA

Home town:	Salinas
Current & past employers:	Stantec Consulting
Education:	California State University - Sacramento

This borrower member posted the following loan description, which has not been verified:

Need a loan to complete the repairs to a rental unit I own and to pay about 2 months rent on the 3 bd / 2 bath unit so I can finally prepare to rent it out in December. Also, my salary is very high, but I'm a little behind on my payments due to carying the rental unit for about 4 months being vacant and in need of final repairs. The final repairs will include about 2k overhall of the electrical panel board, about 2k repair on the HVAC unit, some carpet, and final touch ups.

A credit bureau reported the following information about this borrower member on November 10, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	52
Revolving Credit Balance:	$69,937.00	Public Records On File:	0
Revolving Line Utilization:	97.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
do you own the property? under home ownership it says RENT. do you own rental property or are you payng rent? just wondering. thanks.	Hello dmarie1: I am renting the house that I now live in and it is in fine condition. I also own a forclosed house that needs repairs in order to rent it out. The property that I own but want to rent out is the one I'm trying to get the loan for. I hope that answers your question. Regards.

Member Payment Dependent Notes Series 363131

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363131	$5,425	$5,425	11.14%	1.00%	November 26, 2008	November 25, 2011	November 25, 2012	$1,725

                This series of Notes was issued upon closing and funding of member loan 363131. Member loan 363131 was requested on November 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Pajaro Unified School District	Debt-to-income ratio:	24.77%
Length of employment:	6 years 6 months	Location:	Watsonville, CA

Home town:	Bristol
Current & past employers:	Pajaro Unified School District, Brice Manufacturing
Education:	Occidental College

This borrower member posted the following loan description, which has not been verified:

We manufacture the world's toughest broom! We have a patented connector that flexes slightly instead of breaking, making this broom unbreakable. We have an order for 7500 connectors for Osborne International. We need to pay for the material, and Osborne will pay in 60 days. The connectors have already been made and sent to Osborne. We need a short term 60 day loan.

A credit bureau reported the following information about this borrower member on November 11, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,216.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
do you have a website showcasing your product? or your company site?	Yes, please go to www.FlexSweep.com. We are currently working with HD Supply that was owned by Home Depot. HD Supply/White Cap is looking at private name branding our Flex-Power Unbreakable broom via thier Brigade 5 Star products. Currently, the broom is in 20 White Cap stores and has done excellent. Our Unbreakable dust mop connector is in lowes through Quickie. Some of our accounts are Parr Lumber, Lab Safety (owned by Grainger), Orco Construction, Canadian Tire (through Atlas Graham) and over 60 other suppliers.

Member Payment Dependent Notes Series 363161

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363161	$20,000	$20,000	13.04%	1.00%	November 25, 2008	November 25, 2011	November 25, 2012	$10,575

                This series of Notes was issued upon closing and funding of member loan 363161. Member loan 363161 was requested on November 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	KPMG	Debt-to-income ratio:	8.87%
Length of employment:	3 months	Location:	COLUMBUS, OH

Home town:	Ironton
Current & past employers:	KPMG
Education:	Ohio State University-Main Campus, Franklin University, Columbus State Community College

This borrower member posted the following loan description, which has not been verified:

I charged books and living expenses while getting an advanced degree. Following graduation I got a job paying nearly three times my pre-grad salary. I want to consolidate all of my high interest debt so I may simplify and reduce my monthly payments. I would rather pay interest to my peers than to credit card companies. Right now I faithfully pay $800 a month to credit card companies. I would really appreciate being able to make smaller monthly payments to eliminate my debt. My education really paid off? now please help me to get my education expenses paid off. Thank you!!!

A credit bureau reported the following information about this borrower member on November 11, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	26
Revolving Credit Balance:	$5,432.00	Public Records On File:	0
Revolving Line Utilization:	50.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 363172

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363172	$8,000	$8,000	12.72%	1.00%	November 26, 2008	November 25, 2011	November 25, 2012	$25

                This series of Notes was issued upon closing and funding of member loan 363172. Member loan 363172 was requested on November 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Fruit of the Loom	Debt-to-income ratio:	18.50%
Length of employment:	8 years	Location:	JAMESTOWN, KY

Home town:	Russell Springs
Current & past employers:	Fruit of the Loom, Amazon.com
Education:	Somerset Community College

This borrower member posted the following loan description, which has not been verified:

Needing a loan to help pay off high interest credit cards and do a little renovating on the house.

A credit bureau reported the following information about this borrower member on November 11, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,368.00	Public Records On File:	0
Revolving Line Utilization:	82.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a $500 to $1000 cash reserve so you don't have to rely on credit cards for emergencies?	yes...i have a savings account that i use in case of emergencies

Member Payment Dependent Notes Series 363220

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363220	$24,950	$24,950	13.36%	1.00%	November 25, 2008	November 25, 2011	November 25, 2012	$12,300

                This series of Notes was issued upon closing and funding of member loan 363220. Member loan 363220 was requested on November 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$13,333 / month
Current employer:	sunpay international	Debt-to-income ratio:	7.91%
Length of employment:	6 years	Location:	redwood city, CA

Home town:	Redwood City
Current & past employers:	sunpay international, Self employed as sunpay international dba subway
Education:	Masters from Punjab University Chandigarh India

This borrower member posted the following loan description, which has not been verified:

I need loan to make improvemnt

A credit bureau reported the following information about this borrower member on November 11, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	26
Revolving Credit Balance:	$16,716.00	Public Records On File:	0
Revolving Line Utilization:	22.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WHAT ARE DETAILS OF "IMPROVEMENT" ?	I have Subway Restaurant business and need to make an improvement in the equipments and decor. My cell 650-504-4858 if you have any other question, please.

Member Payment Dependent Notes Series 363233

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363233	$10,000	$10,000	13.67%	1.00%	November 20, 2008	November 25, 2011	November 25, 2012	$1,400

                This series of Notes was issued upon closing and funding of member loan 363233. Member loan 363233 was requested on November 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$20,833 / month
Current employer:	Bristol-Myers Squibb Company	Debt-to-income ratio:	10.51%
Length of employment:	2 years 3 months	Location:	New York, NY

Home town:	New York
Current & past employers:	Bristol-Myers Squibb Company, Self Employed, Deloitte, Andersen
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to clear my balance on my Visa Wachovia by moving the balance to a personal loan.

A credit bureau reported the following information about this borrower member on November 11, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$89,156.00	Public Records On File:	0
Revolving Line Utilization:	99.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have a very high revolving credit balance. How are you managing with that?	The revolving debt is the result of my self employment period it was very busy etc? However, the worked during that period allowed me to get the job I wanted with an excellent compensation package. I do not have much expense beside the rent and the revolving debt so making the payment on time and reducing the base is working fine. Also, the bulk of the resolving debt is with one Amex account with a pretty good rate. I will use the personal loan to clear the Wachovia Visa which has too high of a rate.
Your revolving balance shows as almost $90K. Can you explain how it got that high? and what you are doing to manage this loan plus all that debt?	The revolving debt is the result of my self employment period it was very busy etc? However, the worked during that period allowed me to get the job I wanted with an excellent compensation package. I do not have much expense beside the rent and the revolving debt so making the payment on time and reducing the base is working fine. Also, the bulk of the resolving debt is with one Amex account with a pretty good rate. I will use the personal loan to clear the Wachovia Visa which has too high of a rate.

Member Payment Dependent Notes Series 363271

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363271	$25,000	$25,000	13.36%	1.00%	November 26, 2008	November 25, 2011	November 25, 2012	$14,025

                This series of Notes was issued upon closing and funding of member loan 363271. Member loan 363271 was requested on November 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,667 / month
Current employer:	Texas Business Source, Inc	Debt-to-income ratio:	16.62%
Length of employment:	4 years 6 months	Location:	The Woodlands, TX

Home town:	Detroit
Current & past employers:	Texas Business Source, Inc, Baker & Botts
Education:	Houston Baptist University

This borrower member posted the following loan description, which has not been verified:

Hello, I am buying a small business and need a small amount of the purchase price. I'll be purchasing the business for $100,000 and I'll be putting $75,000 down of my own funds. The business has been operating at the same location for 23 years and it is making a profit. I have operated a few small businesses similar to this one. Thanks for taking the time.

A credit bureau reported the following information about this borrower member on November 11, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,663.00	Public Records On File:	0
Revolving Line Utilization:	47.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WHAT TYPE OF BUSINESS IS IT ?	Great question. The business is a 20+ year old package and mail business i.e. your neighborhood UPS store.

Member Payment Dependent Notes Series 363297

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363297	$8,000	$8,000	11.78%	1.00%	November 19, 2008	November 25, 2011	November 25, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 363297. Member loan 363297 was requested on November 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	HSBC	Debt-to-income ratio:	11.74%
Length of employment:	3 years 3 months	Location:	Portland, OR

Home town:	Los Angeles
Current & past employers:	HSBC, Wal-Mart Stores
Education:	Butte Community College

This borrower member posted the following loan description, which has not been verified:

I'd like this loan to payoff all my wife's and my credit cards.

A credit bureau reported the following information about this borrower member on November 11, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,290.00	Public Records On File:	0
Revolving Line Utilization:	33.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 363328

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363328	$6,500	$6,500	10.83%	1.00%	November 26, 2008	November 26, 2011	November 26, 2012	$3,200

                This series of Notes was issued upon closing and funding of member loan 363328. Member loan 363328 was requested on November 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,406 / month
Current employer:	va comp/ssd	Debt-to-income ratio:	24.43%
Length of employment:	8 years 6 months	Location:	potsdam, NY

Home town:	parishville
Current & past employers:	va comp/ssd, agway
Education:	SUNY College of Technology at Canton

This borrower member posted the following loan description, which has not been verified:

pay off credit cards with minimal interest

A credit bureau reported the following information about this borrower member on November 12, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,473.00	Public Records On File:	0
Revolving Line Utilization:	26.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 363351

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363351	$16,000	$16,000	13.36%	1.00%	November 26, 2008	November 26, 2011	November 26, 2012	$9,200

                This series of Notes was issued upon closing and funding of member loan 363351. Member loan 363351 was requested on November 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Dynalog, Inc.	Debt-to-income ratio:	24.55%
Length of employment:	8 years 2 months	Location:	Royal Oak, MI

Home town:	Seattle
Current & past employers:	Dynalog, Inc., Healing Garden Journal
Education:	Michigan State University, Olivet College, Calvin College, University of Michigan - Flint

This borrower member posted the following loan description, which has not been verified:

I have several credit card balances, most are reasonable rates (9.9% or lower). However, one of my credit cards, with a balance of just under $16k, increased the rate to 21.55%! I would like to refinance this balance at a lower rate and pay the interest to an individual, rather than a bank. I am a working professional (education: MBA, title: Director) and homeowner with a perfect payment history on all of my debts. I have worked successfully in my current industry for over 15 years. Also, I have made many personal loans to individuals in my own community and wish to continue to do more as I am able.

A credit bureau reported the following information about this borrower member on November 12, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$146,579.00	Public Records On File:	0
Revolving Line Utilization:	85.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 363367

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363367	$8,000	$8,000	13.99%	1.00%	November 26, 2008	November 26, 2011	November 26, 2012	$2,000

                This series of Notes was issued upon closing and funding of member loan 363367. Member loan 363367 was requested on November 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	WPP company	Debt-to-income ratio:	11.98%
Length of employment:	1 year 2 months	Location:	New York, NY

Home town:	Chicago
Current & past employers:	WPP company
Education:	University of Illinois at Urbana-Champaign

This borrower member posted the following loan description, which has not been verified:

Hello, I am planning to pay off a credit card balance of $7,450 with this loan. I have a full-time job with good job security, monthly income (after taxes/insurance) is $3,800. Monthly Expenses Rent is $2000 (Manhattan - what can you do?) Utilities/household expenses is $300 Additional credit card payments are $800 I am dedicated to paying this back early! Thanks for considering my loan -- appreciate your help.

A credit bureau reported the following information about this borrower member on November 12, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	29
Revolving Credit Balance:	$6,372.00	Public Records On File:	0
Revolving Line Utilization:	95.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 363389

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363389	$3,700	$3,700	11.46%	1.00%	November 25, 2008	November 26, 2011	November 26, 2012	$200

                This series of Notes was issued upon closing and funding of member loan 363389. Member loan 363389 was requested on November 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Self	Debt-to-income ratio:	22.97%
Length of employment:	4 years 8 months	Location:	Phoenix, AZ

Home town:	South Bend
Current & past employers:	Self
Education:	Regis University

This borrower member posted the following loan description, which has not been verified:

Hello: Thank you for considering my loan request. I work as a telecommunications consultant in international wholesale telecom. I work with companies to build international VoIP networks and "white" routes into various countries around the world. At present, I have a very large client (confidential) that has had me working on a network in India. I have purchased most of the equipment necessary, but have fallen short due to having to pay some "customs bribes" the last time I went to Delhi. In any case, I have arranged the travel for the final piece of this project and need additional capital to pay for one more softswitch, which I will dismantel and carry with me to India in my carry on luggage. These routes are very profitable whereas I earn on average $1200.00 per day while they are active. In most cases, these routes stay active for up to 12 months but at least 6. I can pay this and all of my unsecured debt off within 12 months upon the activation of this route. Thank you in advance for your consideration.

A credit bureau reported the following information about this borrower member on November 12, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47,039.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 363405

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363405	$12,000	$12,000	15.57%	1.00%	November 26, 2008	November 26, 2011	November 26, 2012	$3,500

                This series of Notes was issued upon closing and funding of member loan 363405. Member loan 363405 was requested on November 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	AT&T	Debt-to-income ratio:	12.50%
Length of employment:	8 months	Location:	Sunnyvale, CA

Home town:	Sunnyvale
Current & past employers:	AT&T
Education:	University of California-Santa Barbara (UCSB)

This borrower member posted the following loan description, which has not been verified:

I have three credit cards, all from paying off expenses during college. I am currently employed, and am making more than enough to pay off the credit cards with breathing room. I want to consolidate the debts into one regular, consistent payment. I am on special APR rates with my three cards, 8%, 5% and 0% but am concerned that when the promotional time runs out I'll be paying through the roof on interest rates. I am extremely responsible financially, and have always handled my finances well. I paid for the last two years of college mostly on my own though so the after effect of it is the debt I am left with now. I appeciate the help! Warm regards,

A credit bureau reported the following information about this borrower member on November 12, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,376.00	Public Records On File:	0
Revolving Line Utilization:	97.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 363435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363435	$25,000	$25,000	15.25%	1.00%	November 26, 2008	November 26, 2011	November 26, 2012	$14,275

                This series of Notes was issued upon closing and funding of member loan 363435. Member loan 363435 was requested on November 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	kane auto parts inc.	Debt-to-income ratio:	13.73%
Length of employment:	25 years 3 months	Location:	kane, PA

Home town:	kane
Current & past employers:	kane auto parts inc., napa auto parts
Education:

This borrower member posted the following loan description, which has not been verified:

We are looking to acquire working cash to get caught up on credit card debt.

A credit bureau reported the following information about this borrower member on November 12, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,840.00	Public Records On File:	0
Revolving Line Utilization:	54.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 363512

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363512	$4,500	$4,500	10.83%	1.00%	November 20, 2008	November 26, 2011	November 26, 2012	$500

                This series of Notes was issued upon closing and funding of member loan 363512. Member loan 363512 was requested on November 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Novato Unified School District	Debt-to-income ratio:	8.66%
Length of employment:	10 years 6 months	Location:	Sonoma, CA

Home town:	Washington D.C.
Current & past employers:	Novato Unified School District
Education:	Sonoma State University

This borrower member posted the following loan description, which has not been verified:

This loan is to pay off a credit card that is charging an extremely high interest rate.

A credit bureau reported the following information about this borrower member on November 12, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,103.00	Public Records On File:	1
Revolving Line Utilization:	53.50%	Months Since Last Record:	115
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 363578

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363578	$12,000	$12,000	10.83%	1.00%	November 26, 2008	November 27, 2011	November 27, 2012	$6,150

                This series of Notes was issued upon closing and funding of member loan 363578. Member loan 363578 was requested on November 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Bexar County	Debt-to-income ratio:	17.82%
Length of employment:	22 years	Location:	San Antonio, TX

Home town:	Sligo
Current & past employers:	Bexar County
Education:	University of Texas-Austin

This borrower member posted the following loan description, which has not been verified:

This card charges me 25.9%. I've never been delinquent but they refuse to lower their rates. I want to be done with them!

A credit bureau reported the following information about this borrower member on November 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1980	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,631.00	Public Records On File:	0
Revolving Line Utilization:	54.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 363590

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363590	$13,000	$13,000	12.09%	1.00%	November 26, 2008	November 27, 2011	November 27, 2012	$6,500

                This series of Notes was issued upon closing and funding of member loan 363590. Member loan 363590 was requested on November 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	11.16%
Length of employment:	n/a	Location:	Orlando, FL

Home town:	Susquehanna
Current & past employers:	Injury MidFlorida Rehab
Education:	Palmer College of Chiropractic

This borrower member posted the following loan description, which has not been verified:

I am a newly licensed Doctor with a mountain of student loan debt as well as $13,000 in CC's that I accrued while a student. I would like to pay off the credit cards in one fell swoop and save myself a tremendous amount of interest. This would allow me to put more money per month on paying off the loan as well as increasing my student loan payments. Perhaps 28 years instead of 30 to pay them off?!?

A credit bureau reported the following information about this borrower member on November 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,941.00	Public Records On File:	0
Revolving Line Utilization:	96.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 363609

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363609	$15,000	$15,000	15.88%	1.00%	November 26, 2008	November 27, 2011	November 27, 2012	$4,300

                This series of Notes was issued upon closing and funding of member loan 363609. Member loan 363609 was requested on November 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Edison Mission Energy	Debt-to-income ratio:	17.14%
Length of employment:	1 year 3 months	Location:	Los Alamitos, CA

Home town:	La Palma
Current & past employers:	Edison Mission Energy, AMC Mortgage Services, Walt Disney Co., Pepsi Bottling Group
Education:	Vanguard University of Southern California

This borrower member posted the following loan description, which has not been verified:

Hello, I am looking to consolidate my personal debt into a fixed 3 year loan with a lower interest rate than I am currently getting from my credit card companys. I have a substantial amount of dept but have been able to make my monthly payments on time. I would love to be able to qualify for a home loan in the next three years and understand that I need to get rid of my personal dept in order to qualify for a home loan. This loan will help me to get out of debt and become financially secure. Thank you, Bethany Richardson

A credit bureau reported the following information about this borrower member on November 13, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1981	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,853.00	Public Records On File:	0
Revolving Line Utilization:	73.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 363631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363631	$6,000	$6,000	10.20%	1.00%	November 26, 2008	November 27, 2011	November 27, 2012	$300

                This series of Notes was issued upon closing and funding of member loan 363631. Member loan 363631 was requested on November 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,223 / month
Current employer:	Bandtel, LLC	Debt-to-income ratio:	3.56%
Length of employment:	2 years 3 months	Location:	Belmont, NH

Home town:	Concord
Current & past employers:	Bandtel, LLC, True North Networks
Education:	New Hampshire Technical Institute, Boston University

This borrower member posted the following loan description, which has not been verified:

Greetings all: Thanks for taking an interest. I am a silent partner is a friends mortgage broker biz (i do all of his IT) and it is no new news that the lending market is tight. My friend has been doing mortgages for years and he predicted this market many months ago and even prepared for it. Business is good in spite of the market and we expect it to get better shortly. With that said, the technology needs an upgrade to meet ever changing federal and state compliance laws and to prepare for addition of remote agents (trying to stay away from brick and mortar office). So the monies will be used for capital upgrades and some operating cost. I have done this with Prosper and paid back the loan months ahead of business plan projection but if not aware, Prosper is not accepting any new postings. Cheers all and I hope you can help us out and I do not what to go the credit card way John

A credit bureau reported the following information about this borrower member on November 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	80
Revolving Credit Balance:	$3,567.00	Public Records On File:	0
Revolving Line Utilization:	66.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is your name on prosper? i like to see your performance. thanks.	Same, anativenh, and same Pic, cheers
I'm not following you in regards to Prosper. From their website, "If you're a borrower seeking a loan, you will still be able to create a new loan listing, which we will endeavor to fulfill through alternative sources." -thanks	Prosper is forwarding request to other peer to peer lending sites, that is how I found this one.

Member Payment Dependent Notes Series 363677

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363677	$10,000	$10,000	10.20%	1.00%	November 26, 2008	November 27, 2011	November 27, 2012	$3,400

                This series of Notes was issued upon closing and funding of member loan 363677. Member loan 363677 was requested on November 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,880 / month
Current employer:	Self	Debt-to-income ratio:	16.22%
Length of employment:	3 years 6 months	Location:	Titusville, FL

Home town:	Ferndale
Current & past employers:	Self, William Beaumont Hospital
Education:	Aquinas College in Grand Rapids, Oakland Community College

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate some of my debt in order to get my finances in a more managable state.

A credit bureau reported the following information about this borrower member on November 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,626.00	Public Records On File:	0
Revolving Line Utilization:	64.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 363683

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363683	$2,500	$2,500	11.14%	1.00%	November 20, 2008	November 27, 2011	November 27, 2012	$300

                This series of Notes was issued upon closing and funding of member loan 363683. Member loan 363683 was requested on November 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,792 / month
Current employer:	U.S. District Court	Debt-to-income ratio:	20.15%
Length of employment:	24 years 8 months	Location:	Spanish Fort, AL

Home town:	Pascagoula
Current & past employers:	U.S. District Court, U.S. District Court
Education:	University of South Alabama

This borrower member posted the following loan description, which has not been verified:

I am a single mother trying to help my daughter in college. Her loans will not come through until January so I am going to float her through this semester. I have been employed with the US District Court for 25 years and have never defaulted on any loan.

A credit bureau reported the following information about this borrower member on November 13, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	53
Revolving Credit Balance:	$51,489.00	Public Records On File:	0
Revolving Line Utilization:	77.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I see you had one delinquency about 4 1/2 years ago. Could you explain?	Type your answer here. I believe the delinquency was for clothes ordered from a magazine. I returned the clothes after the billing cycle had ended and I was reported late even though the bill was eventually taken care of by the returned items.

Member Payment Dependent Notes Series 363758

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363758	$6,000	$6,000	9.38%	1.00%	November 21, 2008	November 28, 2011	November 28, 2012	$300

                This series of Notes was issued upon closing and funding of member loan 363758. Member loan 363758 was requested on November 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,167 / month
Current employer:	Citigroup Inc.	Debt-to-income ratio:	14.72%
Length of employment:	3 years	Location:	Edison, NJ

Home town:
Current & past employers:	Citigroup Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Would like to lower my monthly payment for the car loan . I have abt 6500 outstanding on this loan will add 1500 and payoff the existing loan , that will save me abt 80 dollars per month.

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$73,534.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have a revovling credit balance north of $70,000 and Citi just announced that another 56,000 people will lose their jobs. What are your plans should you be among those laid off?	Hi JMac, Thanks for the question, I am not worried about that . I have solid technical skills and abt 15years of hands on experience . I hope to make same money as I make now elsewhere or independently. Out of 70k , abt 40k is home equty that I dont plan to touch until its worst case.

Member Payment Dependent Notes Series 363765

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363765	$1,500	$1,500	11.78%	1.00%	November 20, 2008	November 28, 2011	November 28, 2012	$200

                This series of Notes was issued upon closing and funding of member loan 363765. Member loan 363765 was requested on November 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	WSFA TV	Debt-to-income ratio:	5.43%
Length of employment:	4 months	Location:	Montgomery, AL

Home town:	Jacksonville
Current & past employers:	WSFA TV, WXIA TV
Education:	Mississippi State University

This borrower member posted the following loan description, which has not been verified:

I've been saving feverishly in order to propose to the greatest girlfriend in the world. I have it all planned out; I'm taking her to the mountains of North Carolina in a few weeks, where I plan on proposing. But, I've run across one problem: I'm a little short on money! I have a great job and make a good salary - but, I plan on proposing in early December, so there's not enough time to make up the deficit between what I've saved and the cost of the ring. That deficit will be around $1500. You have my word; I will repay this loan, and I will repay it in short order. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	22
Revolving Credit Balance:	$1,434.00	Public Records On File:	0
Revolving Line Utilization:	13.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 363803

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363803	$5,000	$5,000	11.78%	1.00%	November 24, 2008	November 28, 2011	November 28, 2012	$3,400

                This series of Notes was issued upon closing and funding of member loan 363803. Member loan 363803 was requested on November 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	verizon	Debt-to-income ratio:	1.84%
Length of employment:	24 years	Location:	BAYPORT, NY

Home town:	Brooklyn
Current & past employers:	verizon, contemporary computer services incorparated
Education:	suffolk community college

This borrower member posted the following loan description, which has not been verified:

Consolidation of debt for a smaller monthly payment

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	29
Revolving Credit Balance:	$5,104.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 363853

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363853	$10,000	$10,000	15.25%	1.00%	November 20, 2008	November 28, 2011	November 28, 2012	$3,400

                This series of Notes was issued upon closing and funding of member loan 363853. Member loan 363853 was requested on November 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	1.28%
Length of employment:	n/a	Location:	San Bruno, CA

Home town:
Current & past employers:	"Tunnell" Rehab Center
Education:	Petaluma College PTA

This borrower member posted the following loan description, which has not been verified:

Need to remodel my kitchen and bathroom.

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,980.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current Employer n/a ? Length of Employment n/a ?	Hello, currently working as as PTA - Physical Therapist Assistant, working in Tunnell Rehab Center in San Francisco since sep 2007. Thank you

Member Payment Dependent Notes Series 363865

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363865	$5,000	$5,000	12.72%	1.00%	November 20, 2008	November 28, 2011	November 28, 2012	$3,400

                This series of Notes was issued upon closing and funding of member loan 363865. Member loan 363865 was requested on November 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,267 / month
Current employer:	Fossil	Debt-to-income ratio:	7.19%
Length of employment:	9 months	Location:	San Jose, CA

Home town:	San Jose
Current & past employers:	Fossil, Gap Inc., Sports Authority, Century Theaters
Education:	West Valley College

This borrower member posted the following loan description, which has not been verified:

I currently have about $16,000 in credit card debt and am looking to consolidate it into one payment of $500 a month. I currently pay about $750 a month. The reason I am looking for a loan to consolidate my debt is because I joined a credit counciling service about a year ago and ever since then, my credit score has gone way down. I joined the credit counciling service because the interest rates on my credit cards were really high and I was paying a lot of interest and very little on principal. I have never missed a payment or made a late payment before or after joining the credit counciling service. I know it will take a little longer to pay off my debt by getting a personal loan, but at least my credit score will not be so low. A friend at my bank that I currently bank with said my score is as low as someone that has been passed to collections agencies even though my credit report shows nothing but good things. I am just looking for an opportunity to show that I am responsible with credit and raise my credit score. All someone has to do is look at my credit report without looking at the score and they would know that I have a very good history of making payments and a very low risk of defaulting on the loan.

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,091.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit is 5k. Where is the other 11k?	Since I joined the credit councilling service, most of the credit card companies closed my accounts so that they could not be used anymore. So I still owe the money, but they are not revolving accounts anymore because they are closed accounts.

Member Payment Dependent Notes Series 363955

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
363955	$5,000	$5,000	8.00%	1.00%	November 20, 2008	November 29, 2011	November 29, 2012	$300

                This series of Notes was issued upon closing and funding of member loan 363955. Member loan 363955 was requested on November 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,625 / month
Current employer:	ventra salem	Debt-to-income ratio:	9.23%
Length of employment:	5 months	Location:	kensington, OH

Home town:	salem
Current & past employers:	ventra salem, rt 30 Cafe, PCC Airfoils
Education:

This borrower member posted the following loan description, which has not been verified:

I have 2 credit cards that I need to pay off that are killing me in interest rates. I have an excellent credit score but these cards I have are from a few years ago when my credit wasn't as good as it is today. I want to be rid of them and not be gouged by their interest rates any longer. The money I will be saving by paying off these cards will really help me in these tough economic times. Thank you.

A credit bureau reported the following information about this borrower member on November 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,783.00	Public Records On File:	0
Revolving Line Utilization:	25.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 364009

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364009	$3,000	$3,000	11.78%	1.00%	November 25, 2008	November 29, 2011	November 29, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 364009. Member loan 364009 was requested on November 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Grumman Butkus Associates	Debt-to-income ratio:	5.29%
Length of employment:	3 years 3 months	Location:	Chicago, IL

Home town:
Current & past employers:	Grumman Butkus Associates, Environmental Systems Design, Inc.
Education:	University of Costa Rica

This borrower member posted the following loan description, which has not been verified:

This loan is to refinance a line of credit from US Bank. The balance is approximately $3,000 at 21% APR. I closed this account a few years ago in order to eliminate my debt. Currently, my monthly payments are $370 per month, I am paying more than the minimal payment, which is around $95. Please note that I will continue making the same amount of payments each month; hence, paying off the loan in less than 1 year. I am looking forward to doing business with you. F

A credit bureau reported the following information about this borrower member on November 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	23
Revolving Credit Balance:	$10,870.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364148

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364148	$5,000	$5,000	7.68%	1.00%	November 21, 2008	December 1, 2011	December 1, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 364148. Member loan 364148 was requested on November 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,167 / month
Current employer:	Colorado Mountain College	Debt-to-income ratio:	8.47%
Length of employment:	3 months	Location:	Leadville, CO

Home town:	Scott Air Force Base
Current & past employers:	Colorado Mountain College, Lake County School District, R.E.I., Recreational Equipment Inc.
Education:	Georgia State University, University of Northern Colorado

This borrower member posted the following loan description, which has not been verified:

I have about $5000 in credit card debt that I pay down regularly at $100 to $500 per month. I am charged 11.9% interest. Capitalone arbitrarily raised my rate from 7.9%. I am simply looking to pay off my credit card at a lower interest rate.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,020.00	Public Records On File:	0
Revolving Line Utilization:	38.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364154

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364154	$7,200	$7,200	9.38%	1.00%	November 21, 2008	November 30, 2011	November 30, 2012	$550

                This series of Notes was issued upon closing and funding of member loan 364154. Member loan 364154 was requested on November 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	medical information technology	Debt-to-income ratio:	0.00%
Length of employment:	4 years	Location:	attleboro falls, MA

Home town:
Current & past employers:	medical information technology
Education:	Bryant University

This borrower member posted the following loan description, which has not been verified:

I am 26 years old, and I need this loan so that I can put a decent down payment on my first home. With this money and some of my savings, I will be able to make a higher down payment, giving me a much better interest rate and less fees than I would otherwise get. I will easily be able to make the monthly payments as I budget my money well, and can afford both this payment and the soon-to-be mortgage. I have no credit card debt, student loans, or car loan (all paid off). current monthly income (after taxes): 2600 monthly expenses: rent 800 (no longer needed once I buy the house) food 100 monthly bills (gas, tv, internet, cell phone) 300 new mortgage (approx) 1100

A credit bureau reported the following information about this borrower member on November 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 364261

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364261	$4,500	$4,500	14.30%	1.00%	November 25, 2008	December 1, 2011	December 1, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 364261. Member loan 364261 was requested on November 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,708 / month
Current employer:	Ashley Furniture Homestore	Debt-to-income ratio:	19.50%
Length of employment:	4 years	Location:	CAIRO, GA

Home town:	Thomasville
Current & past employers:	Ashley Furniture Homestore, Pizza Hut
Education:	Penn Foster

This borrower member posted the following loan description, which has not been verified:

I am consolidating some credit card debt for a lower payment and better interest rates.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,967.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 364268

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364268	$5,000	$5,000	9.38%	1.00%	November 24, 2008	December 1, 2011	December 1, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 364268. Member loan 364268 was requested on November 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Bossa Nova	Debt-to-income ratio:	1.66%
Length of employment:	2 months	Location:	LOS ANGELES, CA

Home town:	Tucson
Current & past employers:	Bossa Nova, trio salon
Education:	Fashion Institute of Design & Merchandising in Los Angeles (FIDM)

This borrower member posted the following loan description, which has not been verified:

repay boyfriend

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,221.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 364376

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364376	$3,000	$3,000	9.38%	1.00%	November 21, 2008	December 1, 2011	December 1, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 364376. Member loan 364376 was requested on November 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Main Street Mortgage	Debt-to-income ratio:	1.36%
Length of employment:	1 year 3 months	Location:	Stockbridge, GA

Home town:
Current & past employers:	Main Street Mortgage
Education:

This borrower member posted the following loan description, which has not been verified:

I will be using this money to pay a set-up fee deposit for a franchise opportunity. The fee is reimbursed at my first closing and at that time I will be repaying my loan (expected to occur in 90 days). This money will cover all marketing, training, business cards, a website set up and all advertising that is professionally done by the company. I have a full time job as a business finance consultant. This occupation has lent itself to my ability to start my company - having over 15 years experience in this industry. My franchise business will be both real estate investment and finance consulting. In the finance consulting part I assist small to medium sized business owners obtain funding by partnering with an established commercial business finance company that has in-house underwriting and the ability to fund deals directly or use a connected lending source. These deals have a minimum average amount of $1.5M with a 1.5% fee per loan which is split with the franchise. In the real estate investment part I acquire and renovate income producing properties. These properties are purchased at a low entry value (under appraised value) - usually no more than 65% acquisition. These properties are then stabilized and provide affordable housing, often with the option of government subsidized rentals which is guaranteed rental income. I am a good financial risk for this loan because my business dealings provide my business with high cash returns on low entry business opportunities. I am highly experienced in lead generation of qualified business owners in need of financing as my W-2 job is as a commercial lead pre-qualifier/originator for an out-of-state commercial lender. Over the past year I have averaged on a monthly basis leads totaling refinance amounts in excess of $5M (with a 70% closing ratio). I also budget well and keep my expenses low (as seen in my A credit grade). Please let me know if you have any questions and thank you for looking at my listing.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,484.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 364377

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364377	$8,550	$8,550	14.30%	1.00%	November 26, 2008	December 1, 2011	December 1, 2012	$3,800

                This series of Notes was issued upon closing and funding of member loan 364377. Member loan 364377 was requested on November 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,583 / month
Current employer:	Midasco, LLC	Debt-to-income ratio:	18.14%
Length of employment:	2 months	Location:	Glen Allen, VA

Home town:	Lynchburg
Current & past employers:	Midasco, LLC, American Lighting & Signalization, Inc, Clear Direction Signs & Signals, Inc., Roy Jorgensen Associates, Va. Dept. of Transportation
Education:	Christopher Newport University, Virginia Western Community College, Central Virginia Community College

This borrower member posted the following loan description, which has not been verified:

I want to pay off my existing 3 credit cards and close the accounts. I also will use the money to pay off 2 small furniture loans. I will then begin a personal savings plan to help my wife start a small catering business

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	25
Revolving Credit Balance:	$7,987.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 364509

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364509	$5,100	$5,100	8.00%	1.00%	November 25, 2008	December 2, 2011	December 2, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 364509. Member loan 364509 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Banfield, the Pet Hospital	Debt-to-income ratio:	7.85%
Length of employment:	1 year 4 months	Location:	Austin, TX

Home town:	Corvallis
Current & past employers:	Banfield, the Pet Hospital
Education:	Vassar College, Oregon State University

This borrower member posted the following loan description, which has not been verified:

We have a significant amount of high-interest credit-card debt which we would like to pay off at a lower rate and leave us with ONLY our educational debt!! A loan for this amount would help us with 80% of our bad debt!

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,839.00	Public Records On File:	0
Revolving Line Utilization:	35.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364515

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364515	$3,600	$3,600	10.51%	1.00%	November 24, 2008	December 2, 2011	December 2, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 364515. Member loan 364515 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	EWI Worldwide	Debt-to-income ratio:	19.87%
Length of employment:	8 years	Location:	Dearborn, MI

Home town:	Dearborn
Current & past employers:	EWI Worldwide
Education:	Eastern Michigan University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my credit card debt to get a lower interest rate so as to pay off debt sooner.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	72
Revolving Credit Balance:	$9,423.00	Public Records On File:	0
Revolving Line Utilization:	31.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364645

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364645	$1,400	$1,400	10.83%	1.00%	November 26, 2008	December 3, 2011	December 3, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 364645. Member loan 364645 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$833 / month
Current employer:	Ann Taylor Factory Store	Debt-to-income ratio:	21.84%
Length of employment:	7 months	Location:	Doylestown, PA

Home town:	Doyelstown
Current & past employers:	Ann Taylor Factory Store, Millersville University Women's and Wellness Center
Education:	Millersville University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I really messed up badly. I originally got a credit card because I couldn't afford my books, then I began to put a lot of my living expenses on it. Right now the card balance is over 5000. I have made every payment regularly except for one. During a particularly stressful part of my semester where I was swamped with classwork and planning a campus event I filled out my payment and put it in the envelope and sat it on my desk. I neglected to actually drop it in the mail. This resulted in my interest rate doubling to a whopping 28.9% a month. The interest is drowning me. I work two jobs and working as much as I do is starting to impact my schoolwork. Two weeks of paychecks from my retail job make me just enough money to pay the interest on the credit card, but all the other bills keep coming. I don't want to ask my parents for help or burden them in any way. In a bad economy, when prospects are already pretty dismal for a recent grad a huge pile of debt doesn't help. I'm looking to take care of some of it so I can be independent and successful when I graduate.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,032.00	Public Records On File:	0
Revolving Line Utilization:	47.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365445

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365445	$1,300	$1,300	9.07%	1.00%	November 26, 2008	December 8, 2011	December 8, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 365445. Member loan 365445 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	Buffalo Psychartic Center	Debt-to-income ratio:	0.75%
Length of employment:	20 years	Location:	buffalo, NY

Home town:	Niagara Falls
Current & past employers:	Buffalo Psychartic Center, Kelly Services
Education:	Erie Community College, Excelsior College

This borrower member posted the following loan description, which has not been verified:

I have to take an 2 1/2 day clinical with Excelsior College to finish my AS degree as an RN nurse. the cost of the exam is 1900 dollars. I have saved for some of this but need the rest so that if an cancellation comes I will be all paid up to take it.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$542.00	Public Records On File:	0
Revolving Line Utilization:	60.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Prospectus Supplement (Sales Report) No. 6 dated November 26, 2008